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                               EXHIBIT 11.1
                      STATEMENT OF PER-SHARE EARNINGS

     A statement regarding the computation of per-share earnings of the Company appears in "Item 6--Selected Financial Data" and in Note 2 to the consolidated financial statements attached as Appendix A to this Report on Form 10-K.